Exhibit 99.2

Unaudited Pro Forma Combined Financial Statements
A2iA Group II, S.A.S. Acquisition (the “Acquisition”)
On May 23, 2018 (the “Closing Date”), Mitek Systems, Inc. (“Mitek” or the “Company”) acquired all of the issued and outstanding shares of A2iA Group II, S.A.S. (“A2iA”), a simplified joint stock company formed under the laws of France, pursuant to a Share Purchase Agreement (the “Purchase Agreement”), by and among the Company, each of the holders of outstanding shares of A2iA (each, a “Seller” and collectively, the “Sellers”) and Andera Partners, S.C.A., as representative of the Sellers. Upon completion of the Acquisition, A2iA became a direct wholly owned subsidiary of the Company.
As consideration for the Acquisition, Mitek (i) made a cash payment of $26.8 million, net of cash acquired; (ii) issued 2,514,588 shares, or $21.9 million, of the Company’s common stock, par value $0.001 per share (“Common Stock”); and (iii) incurred liabilities of $0.2 million. The Company used available cash and investments as well as issued Common Stock in order to fund the Acquisition.
Pro Forma Financial Information
The unaudited pro forma combined balance sheet as of March 31, 2018 is presented as if the Acquisition occurred on March 31, 2018. The unaudited pro forma combined statements of operations for the year ended September 30, 2017 and the six months ended March 31, 2018 are presented as if the Acquisition occurred on October 1, 2016, the first day of Mitek’s mos recently completed fiscal year.
The unaudited pro forma combined financial statements were prepared using and should be read in conjunction with: (i) Mitek’s historical unaudited consolidated financial statements as of and for the six months ended March 31, 2018; and (ii) Mitek’s historical audited consolidated financial statements as of and for the year ended September 30, 2017, included in Mitek’s Annual Report on Form 10-K.
The unaudited pro forma financial statements were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the A2iA tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair market values with any excess purchase price allocated to goodwill. As of the date of this filing, Mitek has not finalized the detailed valuation study necessary to arrive at the required final estimates of the fair value of A2iA’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform A2iA’s accounting policies to Mitek’s accounting policies. As a result of the foregoing, the adjustments to the unaudited pro forma financial statements (the “pro forma adjustments”) are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of preparing the unaudited pro forma financial statements presented below. Management estimated the fair value of A2iA’s assets and liabilities based on discussions with A2iA’s management and due diligence and publicly available transaction data for the industry. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Mitek and A2iA following the Acquisition.
The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the combined results of operations or financial position of Mitek that would have been recorded had the acquisition of A2iA been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma combined financial statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of Mitek and A2iA and do not include all costs that are expected to be directly attributed to the Acquisition, such as, but not limited to, costs necessary to integrate the operations of A2iA with Mitek. Additionally, the unaudited pro forma combined financial statements do not include any non-recurring charges or credits directly attributable to the Acquisition.

MITEK SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of March 31, 2018
(amounts in thousands)

	Mitek	A2iA	Pro Forma Adjustments	Notes	Mitek Combined
ASSETS
Current assets:
Cash and cash equivalents	$25,238	$8,775	$(26,011)	A, C, D	$8,002
Short-term investments	19,146	—	(9,769)	D	9,377
Accounts receivable, net	7,797	6,575	273	B	14,645
Other current assets	3,359	1,609	—		4,968
Total current assets	55,540	16,959	(35,507)		36,992
Long-term investments	939	222	(1,161)	D	—
Property and equipment, net	2,278	329	—		2,607
Intangible assets, net	7,947	56	28,554	B	36,557
Goodwill	10,298	22,356	350	B	33,004
Deferred income tax assets	14,903	—	—		14,903
Other non-current assets	430	—	956	B	1,386
Total assets	$92,335	$39,922	$(6,808)		$125,449
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,304	$205	$186	A	$2,695
Accrued payroll and related taxes	3,411	1,907	—		5,318
Deferred revenue, current portion	3,953	6,039	(5,812)	B	4,180
Other current liabilities	4,659	37	—		4,696
Total current liabilities	14,327	8,188	(5,626)		16,889
Deferred revenue, non-current portion	609	—	—		609
Deferred income tax liabilities	1,673	—	7,491	B	9,164
Other non-current liabilities	2,005	4,191	(3,007)	C	3,189
Total liabilities	18,614	12,379	(1,142)		29,851
Stockholders’ equity:
Preferred stock, $0.001 par value	—	—	—		—
Common stock, $0.001 par value	35	12,244	(12,242)	A, B	37
Additional paid-in capital	89,109	—	21,875	A	110,984
Accumulated other comprehensive income	668	—	—		668
Retained earnings (accumulated deficit)	(16,091)	15,299	(15,299)	B	(16,091)
Total stockholders’ equity	73,721	27,543	(5,666)		95,598
Total liabilities and stockholders’ equity	$92,335	$39,922	$(6,808)		$125,449

See accompanying notes to unaudited pro forma combined financial statements.

MITEK SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended March 31, 2018
(amounts in thousands except per share data)

	Mitek	A2iA	Pro Forma Adjustments	Notes	Mitek Combined
Revenue
Software and hardware	$15,979	$6,920	$—		$22,899
SaaS, maintenance, and consulting	10,434	2,917	(170)	i	13,181
Total revenue	26,413	9,837	(170)		36,080
Operating costs and expenses
Cost of revenue - software and hardware	1,204	18	—		1,222
Cost of revenue - SaaS, maintenance, and consulting	2,130	147	—		2,277
Selling and marketing	10,123	938	—		11,061
Research and development	6,781	4,672	—		11,453
General and administrative	7,290	1,447	—		8,737
Acquisition-related costs and expenses	2,462	32	2,458	ii	4,952
Total operating costs and expenses	29,990	7,254	2,458		39,702
Operating income (loss)	(3,577)	2,583	(2,628)		(3,622)
Other income (expense), net	394	(101)	—		293
Income (loss) before income taxes	(3,183)	2,482	(2,628)		(3,329)
Income tax provision	(3,713)	(459)	855	i, ii	(3,317)
Net income (loss)	$(6,896)	$2,023	$(1,773)		$(6,646)
Net income (loss) per share—basic	$(0.20)				$(0.18)
Net income (loss) per share—diluted	$(0.20)				$(0.18)
Shares used in calculating net income (loss) per share—basic	34,587		2,515	iii	37,102
Shares used in calculating net income (loss) per share—diluted	34,587		2,515	iii	37,102

See accompanying notes to unaudited pro forma combined financial statements.

MITEK SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2017
(amounts in thousands except per share data)

	Mitek	A2iA	Pro Forma Adjustments	Notes	Mitek Combined
Revenue
Software and hardware	$29,647	$7,843	$—		$37,490
SaaS, maintenance, and consulting	15,743	6,306	(2,254)	i	19,795
Total revenue	45,390	14,149	(2,254)		57,285
Operating costs and expenses
Cost of revenue - software and hardware	1,112	31	—		1,143
Cost of revenue - SaaS, maintenance, and consulting	2,929	294	—		3,223
Selling and marketing	14,484	1,525	—		16,009
Research and development	10,430	7,817	—		18,247
General and administrative	11,310	2,425	—		13,735
Acquisition-related costs and expenses	2,356	65	4,913	ii	7,334
Total operating costs and expenses	42,621	12,157	4,913		59,691
Operating income (loss)	2,769	1,992	(7,167)		(2,406)
Other income (expense), net	402	(171)	—		231
Income (loss) before income taxes	3,171	1,821	(7,167)		(2,175)
Income tax benefit (provision)	10,921	(551)	2,476	i, ii	12,846
Net income	$14,092	$1,270	$(4,691)		$10,671
Net income per share—basic	$0.43				$0.30
Net income per share—diluted	$0.40				$0.28
Shares used in calculating net income per share—basic	33,083		2,515	iii	35,598
Shares used in calculating net income per share—diluted	35,537		2,515	iii	38,052

See accompanying notes to unaudited pro forma combined financial statements.

MITEK SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma combined financial statements are based upon the historical financial statements of the Company and A2iA after giving effect to the Acquisition. The Acquisition is accounted for as a business combination pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired and the liabilities assumed, generally at the acquisition date fair value as defined by ASC Topic 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also measured at fair value, and the net of the acquisition date fair value of the identifiable assets acquired and the liabilities assumed.
The unaudited pro forma combined balance sheet as of March 31, 2018 is presented as if the Acquisition occurred on March 31, 2018. The unaudited pro forma combined statements of operations for the year ended September 30, 2017 and the six months ended March 31, 2018 are presented as if the Acquisition occurred on October 1, 2016, the first day of Mitek’s most recently completed fiscal year.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Mitek and A2iA following the Acquisition.
The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the unaudited pro forma financial statements do not reflect transaction or other costs following the Acquisition that are not expected to have a continuing impact. Additionally, the unaudited pro forma combined statements of operations exclude any non-recurring charges or credits directly attributable to the Acquisition.
Pro Forma Financial Information
The unaudited pro forma combined financial statements give pro forma effect to the Acquisition as follows:
•Total purchase price of $48.8 million;
•The following consideration was paid for the Acquisition:
◦$26.8 million of cash paid, net of cash acquired,
◦$21.9 million, or 2,514,588 shares, of Common Stock, and
◦$0.2 million of liabilities incurred
Significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the unaudited pro forma combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities, and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from the Company's preliminary estimates. These changes could result in material variances between its future financial results and the amounts presented in the unaudited pro forma combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
The Company continues to review, in detail, A2iA accounting policies. As a result of the review, it may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of the filing of this current report on Form 8-K/A, the Company is not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company other than those reflected in the unaudited pro forma combined financial statements described in Note 3.
The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company and accompanying notes contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for its fiscal year ended September 30, 2017 and six months ended March 31, 2018, respectively.

2. PRELIMINARY PURCHASE PRICE ALLOCATION
Purchase Price
As consideration for the Acquisition, Mitek (i) made a cash payment of $26.8 million, net of cash acquired; (ii) issued 2,514,588 shares, or $21.9 million, of the Company’s Common Stock; and (iii) incurred liabilities of $0.2 million. The Company used available cash and investments as well as issued Common Stock in order to fund the Acquisition.
Purchase Price Allocation
For the purpose of the unaudited pro forma combined financial statements, the purchase price of A2iA has been allocated to A2iA tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation undertaken by the Company and the Company's estimates and assumptions are subject to change during the measurement period as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities, deferred revenue, and the resultant goodwill. In particular, the valuations of identifiable intangible and net tangible assets may change significantly from preliminary estimates. These changes, including those resulting from conforming A2iA’s accounting policies to those of Mitek, could differ materially from the pro forma adjustments presented herein and could result in material variances between the Company's future financial results and the amounts presented in the unaudited pro forma combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them. The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the Acquisition date and during the measurement period.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as a result of the Acquisition (amounts shown in thousands):

Current assets	$4,637
Property, plant, and equipment	307
Intangible assets	28,610
Goodwill	24,383
Other non-current assets	1,136
Current liabilities	(2,747)
Deferred income tax liabilities	(7,491)
Other non-current liabilities	(19)
Net assets acquired	$48,816

3. PRO FORMA ADJUSTMENTS
Combined Balance Sheet
The unaudited pro forma combined balance sheet reflects the following adjustments:

A.	To record the payment of Acquisition consideration as disclosed in Note 2.

B.	To record the preliminary purchase price allocation disclosed in Note 2.

C.	In connection with the Acquisition, A2iA repaid existing debt; reflects the repayment of outstanding debt with existing cash held by A2iA.

D.	To record the sale of investments to fund the Acquisition.
Combined Statements of Operations
The unaudited proforma combined statements of operations for the six months ended March 31, 2018 and the year ended September 30, 2018 reflect the following adjustments:

i.
To record the effect of the preliminary fair value adjustment to deferred revenues acquired. The fair value represents an amount equivalent to the estimated cost to perform the services related to open contracts based on deferred revenue balances of A2iA as of October 1, 2016. The calculation of fair value is preliminary and subject to change. After the Acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as the software maintenance services are provided over the next 18 months.

ii.
Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including completed technologies, customer relationships, and trade names. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. Since all information required to perform a detailed valuation analysis of A2iA intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as a result of the Acquisition (amounts shown in thousands):

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life	Six Months Ended March 31, 2018	Year Ended September 30, 2017
Completed technologies	$13,015	7 years	$930	$1,859
Customer relationships	15,360	5 years	1,536	3,072
Trade names	235	5 years	24	47
Total	$28,610		$2,490	$4,978
Historical amortization expense			32	65
Pro forma adjustments to amortization expense			$2,458	$4,913

iii.
To record the issuance of 2,514,588 shares of Common Stock as disclosed in Note 2. Represents the weighted average number of shares of Common Stock that would have been included in the calculation of basic and diluted net income (loss) per share if the Acquisition occurred on October 1, 2016.